                                                                    Exhibit (j)




                         TELEMUNDO GROUP, INC. WARRANT
                         AGREEMENT AND FORM OF WARRANT

   WARRANT AGREEMENT (the "Agreement"), dated as of December 30, 1994, between Telemundo Group, Inc., a Delaware corporation (the "Company"), and Shawmut Bank Connecticut, National Association, a national banking association (the "Warrant Agent").

   WHEREAS, the authorized common stock of the Company consists of 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), divided into two series consisting of 14,388,394 shares of Series A Common Stock (the "Series A Common Stock") and 5,611,606 shares of Series B Common Stock (the "Series B Common Stock");

   WHEREAS, in accordance with the plan of reorganization of the Company, confirmed by final order of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on July 20, 1994 (the "Plan"), the Company proposes to issue to certain holders of Allowed General Claims and Allowed 12% Debenture Claims (as those terms are defined in the Plan) (each, a "Creditor" and collectively, the "Creditors"), 643,462 Warrants in the aggregate (the "Warrants"), each Warrant entitling the registered holder thereof (the "Holder") to purchase, upon the terms and subject to the conditions contained in this Agreement and the Warrant Certificates (as defined below), one share of Series A Common Stock, subject to adjustment as provided in Section 12 hereof;

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

   SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. Upon execution of this Agreement, and from time to time thereafter as it determines, the Warrant Agent shall deliver to the Company a certificate certifying the incumbency and specimen signatures of persons who are authorized to authenticate and deliver Warrant Certificates. Until the Company shall receive a subsequent certificate from the Warrant Agent, or unless the Company shall have actual knowledge of the lack of authority of any individual, the Company may rely upon the last such certificate delivered to it.

   SECTION 2. Warrant Certificates. The Warrant Certificates (and the Forms of Exercise, Assignment and Partial Assignment to be set forth on the reverse thereof) shall be substantially in the forms set forth in Exhibits A and B attached hereto, and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed.

   SECTION 3. Execution and Countersignature of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Treasurer (each, a "Company Officer") under its corporate seal reproduced thereon attested by its Secretary or Assistant Secretary. The signature of any of these Company Officers on any Warrant Certificate may be manual or facsimile. The name, incumbency and specimen signature of each Company Officer authorized to act and give instructions and notices under this Agreement shall be certified to the Warrant Agent by the Secretary or Assistant Secretary of the Company. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time Company Officers shall bind the Company even if any such individual ceased to be a Company Officer prior to the execution and delivery of such Warrant Certificate or was not a Company Officer at the date of this Agreement.

         Each Warrant Certificate shall be countersigned by the manual signature of an authorized officer of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to any provision of this Agreement.

         Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

         SECTION 4. Distribution of Warrant Certificates. As soon as reasonably practical after the date hereof, the Company shall execute and deliver to the Warrant Agent for authentication Warrant Certificates representing an aggregate of 643,462 Warrants. The Warrant Agent shall promptly thereupon authenticate and deliver to each Creditor, as of the date immediately prior to the Consummation Date (as defined in the Plan), as shown by the records of the Company, at the address of such Creditor shown on such records, a Warrant Certificate, representing such number of Warrants as is equal to (as calculated by the Company):(i) in the case of a holder of an Allowed General Claim (as defined in the Plan), the product of (a) a fraction, the numerator of which is such holder's Allowed General Claim and the denominator of which is the aggregate amount of all Unsecured Claims (as defined in the Plan) that have not been disallowed as of the Consummation Date and (b) 643,462; and (ii) in the case of a holder of an Allowed 12% Debenture Claim, the product of (a) a fraction, the numerator of which is such holder's Allowed 12% Debenture Claim and the denominator of which is the aggregate amount of all Allowed 12% Debenture Claims and (b) an amount of Warrants equal to 643,462 less the aggregate number of Warrants distributed to holders of Allowed General Claims under clause (i) above.

   The Company and the Warrant Agent shall cooperate to effect the foregoing as expeditiously as possible and to execute, authenticate and deliver, from time to time, such other Warrant Certificates as are required by the terms of this Agreement.

   SECTION 5. Registration; Transfers; Exchanges; Purchases by the Company and Legend. From the date hereof, the Warrant Agent will keep or cause to be kept, at an office in New York, New York (the "Warrant Agent Office"), books for registration and transfer of the Warrant Certificates (the "Warrant

Register"). The Warrant Register shall show the names and addresses of the respective Holders, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

   The Company and the Warrant Agent may deem and treat each Holder as the absolute owner of the Warrant Certificate registered in his name (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the Holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   Each Warrant shall be transferable, in whole or in part, on the Warrant Register, upon surrender of the Warrant Certificate at the Warrant Agent Office , together with a written assignment of the Warrant Certificate, on the Form of Assignment or Partial Assignment, as the case may be, set forth on the reverse thereof or in other form satisfactory to the Warrant Agent, duly executed by the Holder thereof or such Holder's duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of a Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant not being transferred. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

   A Warrant Certificate may be divided or combined with other Warrant
Certificates upon surrender thereof at the   Warrant Agent Office  together
with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the Holder thereof or such Holder's duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

   The Company shall make no service or other charge in connection with any such transfer or exchange of Warrant Certificates, except for any transfer taxes or other governmental charges payable in connection therewith.

   Warrant Certificates cancelled by the Warrant Agent pursuant to any provisions of this Agreement shall not be reissued, and shall be destroyed by the Warrant Agent unless the Company directs their return to the Company. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so cancelled.

   The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced by the Warrant Certificates at such times, in such manner and for such consideration as it may deem appropriate through privately negotiated transactions, open market purchases, tender offers or otherwise. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificate(s) evidencing such Warrants shall thereupon be delivered to the Warrant Agent. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part. The Warrant Agent shall deliver all Warrant Certificates to the Company.

   Each Warrant Certificate and any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF DECEMBER 30, 1994, BY AND AMONG SHAWMUT BANK CONNECTICUT, N.A., AS WARRANT AGENT, AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

   The Holder by its acceptance of such security understands that such security may bear a legend as contemplated by this Section 5.

   SECTION 6. Duration and Exercise of Warrants. The Warrants shall expire at 5:00 p.m. New York City time on December 29, 1999, provided, that if such date falls on a day other than a Business Day, then the Warrants shall expire at 5:00 p.m. New York City time on the next succeeding Business Day (such date of expiration being herein referred to as the "Expiration Date"). A "Business Day" shall mean a day other than a Saturday, Sunday or a public or national bank holiday or the equivalent for banks generally under the laws of the State of New York. Each Warrant may be exercised on any Business Day on or prior to 5:00 p.m. New York City time on the Expiration Date. After 5:00 p.m. New York City time on the Expiration Date, unexercised Warrants will become wholly void and of no value.

   Subject to the provisions of this Agreement, each Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) one fully paid and nonassessable share of Series A Common Stock at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender to the Warrant Agent Office , of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof duly completed and signed, and upon payment of the Exercise Price in lawful money of the United States of America by certified or official bank cashier's check or wire transfer payable to the order of the Company. The Exercise Price shall be as provided in Section 7. The Exercise Price and the number of shares of Series A Common Stock purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 12. Except as provided in Section 12, no adjustment shall be made for any cash dividends or other distributions on or in respect of the Common Stock or other securities purchasable upon the exercise of a Warrant.

   Subject to Section 8, upon surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder and an amount equal to any applicable transfer tax in cash or by certified check or bank draft payable to the order of the Company, the Warrant Agent shall thereupon promptly cause to be issued and shall deliver to or upon the written order of the Holder of each such Warrant and in such name or names as such Holder may designate, within a reasonable time, not exceeding fifteen days after each Warrant represented by the Warrant Certificate shall have been exercised, a certificate for the Common Stock issuable upon the exercise of each Warrant evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock (a "Shareholder") as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

   The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the Holder thereof, either as an entirety or from time to time in part only of the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.

   The Warrant Agent shall deposit to the account of the Company all monies received by the Warrant Agent in payment of the Exercise Price of any Warrant and any applicable transfer taxes. The Warrant Agent shall account promptly to the Company with respect to the exercise of Warrants.

   SECTION 7. Exercise Price. The Exercise Price shall be equal to $7.00 per share of Series A Common Stock, subject to adjustment as provided in Section 12.

   SECTION 8. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Warrants and the issuance of Series A Common Stock upon the exercise of any Warrant, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any certificates for shares of Series A Common Stock in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.



   SECTION 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

   SECTION 10. Reservation of Series A Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Series A Common Stock and shares of Series A Common Stock held in its Treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Series A Common Stock upon the exercise of Warrants, the maximum number of shares of Series A Common Stock which are required to be delivered upon the exercise of all outstanding Warrants.

   The Company covenants that all shares of Series A Common Stock which may be issued upon the exercise of Warrants will, upon issuance and payment therefor, be duly issued and outstanding, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

   The Warrant Agent is authorized to requisition from time to time from a transfer agent for the Series A Common Stock (including the Company if then acting as a transfer agent) stock certificates required to honor the exercise of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed Series A Common Stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 13.

   SECTION 11. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will in good faith and as expeditiously as possible take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws necessary in connection with the issuance, distribution and transfer of Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of shares of Series A Common Stock upon the exercise of Warrants, provided, that the foregoing provisions of this sentence shall not be deemed to require the registration under the Securities Act of 1933, as amended (the "Securities Act"), or similar state securities laws of the Warrants or the shares of Series A Common Stock issuable upon the exercise of the Warrants. The Company will use reasonable efforts to have the shares of Series A Common Stock which are issuable upon the exercise of the Warrants listed for trading on any securities exchanges on which the then outstanding Series A Common Stock is listed (or on the Nasdaq Stock Market("NASDAQ")).

   SECTION 12. Adjustment of Exercise Price and Number and Kind of Securities Purchasable upon Exercise of Warrants.

   (a) Adjustment of Exercise Price and Number of Warrants. The Exercise Price shall be subject to adjustment from time to time by the Company as hereinafter provided in this Section 12 . No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which together with any subsequent adjustments so carried forward shall amount to $.01 per share or more. Upon each adjustment of the Exercise Price, except pursuant to subsection (f) of this Section, the Holder shall thereafter, at or prior to the Expiration Date, be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares issuable upon exercise of the Warrants (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the Exercise Price resulting from such adjustment.

   (b) Adjustment of Exercise Price upon Certain Issuances of Common Stock. If and whenever after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than the current market price (as hereinafter defined) in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the current market price immediately prior to such issue or sale, plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (iv) the current market price immediately prior to such issue or sale.

   (c) Constructive Issuances of Stock; Convertible Securities; Rights and Options. For purposes of subsection (b) of this Section, the following clauses shall also be applicable:

          (i) Issuance of Rights or Options. In case at any time the Company shall in any manner grant any rights or options to subscribe for or to purchase, or any options for the purchase of, Common Stock or stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the current market price determined as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. For the purposes of calculations under this clause (i), the price per share for which Common Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. Except as provided in clause (iii) of this subsection (c), no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. In case at any time the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the current market price determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this subsection (c), no further adjustment of the Exercise Price shall be made by reason of such issue or sale. For the purposes of calculations under this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as provided in clause (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (iii) Change in Option Price or Conversion Rate; Expiration or Termination of Rights or Convertible Securities. If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), then the Exercise Price then in effect shall forthwith be readjusted to the Exercise Price which would have then been in effect had such then outstanding rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such right or option referred to in clause (i) above or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have been obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the actual issuance of (and the total consideration received for) the shares of Common Stock delivered upon such exercise, conversion or exchange. Upon the expiration of any rights, options or Convertible Securities, if any thereof shall not have been exercised, converted or exchanged, as the case may be, the Exercise Price and the number of shares issuable upon exercise of the Warrants shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise, conversion or exchange, as the case may be, of such rights, options or Convertible Securities and (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange, as the case may be, plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options or Convertible Securities, whether or not exercised, converted or exchanged.

          (iv) Stock Dividends. In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company which is payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (v) Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the issuance or sales price therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deducting any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.

          (vi) Definition of Current Market Price. For the purpose of any computation hereunder, the "current market price" shall mean (1) if the Common Stock is listed on one or more stock exchanges or is quoted on the National Market System of NASDAQ (the "National Market System"), the average of the closing sales prices of a share of such Common Stock on the primary national or regional stock exchange on which such shares are listed or on the National Market System if quoted thereon or (2) if the

     Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the National Market System), the average of the closing bid and asked prices of a share of such Common Stock, in the case of clauses (1) and (2), for the 30 trading days (or such lesser number of trading days as such Common Stock shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period, "current market price" means the value as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of such Common Stock is determined during a period following the announcement by the Company of
     (i) a dividend or distribution on the Common Stock payable in shares of Common Stock or Convertible Securities, (ii) a dividend of the type referred to in subsection (d) of this Section 12, or (iii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of 30 trading days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options or Convertible Securities in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company, the current market price shall be determined as of the date the number of shares of Common Stock, rights, options or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, options or Convertible Securities.

     (d) Adjustment for Certain Special Dividends. In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and otherwise than in shares of Common Stock or Convertible Securities, the Exercise Price in effect immediately subsequent to the declaration of such dividend shall be determined by multiplying the Exercise Price in effect immediately prior to such declaration by a fraction, the numerator of which shall be the current market price immediately prior to such distribution less the amount of cash (or, if the distribution is for property other than cash, the fair market value of such property determined reasonably and in good faith by the Board of Directors of the Company) distributed in respect of one share of Common Stock, and the denominator of which shall be the current market price immediately prior to such distribution. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than revaluation of paid-in-surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined, reasonably and in good faith, by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are determined.

     (e) Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon exercise of the Warrants immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of the Warrants immediately prior to such combination shall be proportionately reduced.

     (f) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or
(iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (f), the Holder, upon the exercise of the Warrants at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for shares issuable upon such exercise of the Warrants immediately prior to such consummation), in lieu of shares issuable upon such exercise of the Warrants prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised such Warrants immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 12). Notwithstanding the foregoing, in the event that a definitive agreement (a "Sale Agreement") is executed with respect to an all cash transaction involving
(i) either a merger or consolidation of the Company with and into another corporation or (ii) the sale of all or substantially all of the outstanding shares of Common Stock of the Company, the Company shall have the right, on three (3) days prior written notice to the Holder, to pay or cause to be paid to the Holder on or immediately prior to the closing date of the transactions under the Sale Agreement in full and complete satisfaction and cancellation of the Warrants, an amount in cash equal to (A) the product of (x) the price per share of Common Stock payable to the holders of shares of Common Stock under the Sale Agreement and (y) the number of shares of Common Stock issuable upon exercise of the Warrants on such date minus (B) the product of (x) the Exercise Price in effect at such date and (y) the number of shares of Common Stock issuable upon exercise of the Warrants on such date.

     (g) Notice of Adjustment. Whenever the number of shares issuable upon the exercise of the Warrants or the Exercise Price is adjusted, as provided in this
Section 12, the Company shall prepare and mail to the Holder a certificate setting forth (i) the Exercise Price and the number of shares issuable upon the exercise of the Warrants after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

     (h) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of shares issuable upon exercise of the Warrants, unless the Holder otherwise requests, the Warrants may continue to express the same price and number and kind of shares as are stated in the Warrants as initially issued.

     (i) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue of Common Stock for the purposes of this Section 12.

     (j) Certain Adjustment Rules.

          (i) The provisions of this Section 12 shall similarly apply to successive transactions.

          (ii) If the Company shall declare any dividend referred to in paragraph (iv) of subsection (c) of this Section 12 or subsection (d) of this Section 12 and if the Holder exercises all or any part of the Warrants after such declaration but before the payment of such dividend, the Company may elect to defer, until the payment of such dividend, issuing to the Holder the shares issuable upon such exercise of the Warrants over and above the shares issuable upon such exercise of the Warrants on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the payment of such dividend.

          (iii) If the Company shall declare any dividend referred to in paragraph (iv) of subsection (c) of this Section 12 or subsection (d) of this Section 12 and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 12 in respect of such declaration.

     (k) Exceptions to Adjustment to Purchase Price. Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price or the number of shares issuable upon exercise of the Warrants shall be made in the case of the following:

          (i) the issuance of any Warrant or the issuance of any shares upon any exercise of any Warrant or any adjustment of the Exercise Price with respect thereto;

          (ii) the issuance of any Reliance Warrant (as defined in the Plan) or the issuance of any shares upon any exercise of any Reliance Warrant or any adjustment of the Exercise Price (as defined therein) with respect thereto;

          (iii) the grant of options to purchase shares of Series A Common Stock to employees or officers of the Company, or the adjustment of the exercise price thereof;

          (iv) the issuance of shares of Series A Common Stock to any employees or officers of the Company, including without limitation, upon the exercise of any options to purchase Series A Common Stock (whether such options were granted prior to the date hereof or are granted on or after the date hereof);

          (v) sales of shares of Series A Common Stock pursuant to a Company plan for the reinvestment of dividends or stated interest; or

          (vi) any change in the par value of the Series A Common Stock.

     (l) Other Exercise Price Reductions. Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to reduce the Exercise Price, in addition to those adjustments required by this Section 12, to the extent necessary so that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or Convertible Securities or dividends on Common Stock payable in Common Stock or other assets, hereafter made by the Company to the holders of its Common Stock, shall not be taxable to them.

     (m) Certain Events. In case any event shall occur as to which the other provisions of this Section 12 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such provisions, then the Company shall make an adjustment, in its sole discretion, in accordance with such essential intent and principles, so as to protect, without dilution, the purchase rights represented by this Warrant.

     SECTION 13. Fractional Shares of Series A Common Stock. The Company may, but will not be required to, issue fractions of shares of Series A Common Stock or distribute shares of Series A Common Stock certificates which evidence fractions of shares upon the exercise of the Warrants, provided, however, that in lieu of fractional shares of Series A Common Stock the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current market price then in effect.

     SECTION 14. Notices of Certain Events. In the event that the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (b) to offer to the holders of shares of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer) in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other person or entity, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant Certificate, in accordance with this Section 14, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(a) or (b) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier. Notices authorized or required by this Agreement to be given by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to such Holder at such Holder's address as shown on the Warrant Register. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     SECTION 15. Representations and Warranties.

     The Company represents and warrants that:

          (a) Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted.

          (b) Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement, to issue the Warrants and to carry out the transactions contemplated hereby. The Company has taken all corporate or stockholder actions necessary to authorize it to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) Validity. This Agreement and the Warrants are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally.

          (d) Capitalization. As of the date hereof, the equity capitalization of the Company consists of (i) 20,000,000 shares of Common Stock, divided into two series consisting of 14,388,394 shares of Series A Common Stock and 5,611,606 shares of Series B Common Stock, and of which 14,388,394 shares of Series A Common Stock and 5,611,606 shares of Series B Common Stock will initially be outstanding; (ii) 1,000,000 shares of preferred stock, par value $.01 per share, none of which will be outstanding; (iii) warrants (including the Warrants) to purchase up to 1,060,129 shares of Series A Common Stock; and (iv) options, if granted, to purchase up to 1,000,000 shares of Series A Common Stock. All of the shares comprising the Common Stock will, when issued and paid for, be validly issued, fully paid and non-assessable. Except as set forth in the first sentence of this
     Section 15(d), as of the date hereof, there will not be any outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or dispose of any of its equity securities or any ownership interest therein.

     SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, provided, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant Certificate at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     If the name of the Warrant Agent shall be changed and at such time Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the counter-signature under its prior name, and if any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed on it by this Agreement, upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

          (c) The Warrant Agent may consult at any time with counsel to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

          (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Company Officer and delivered to the Warrant Agent and such certificate shall be full authorization to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (e) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance upon any Warrant Certificate, Common Stock Certificate, notice, resolution, waiver, consent, order, certificate, or other document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature, incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments and reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's willful misconduct, negligence or bad faith.

          (g) The Warrant Agent shall be under no obligation to institute action, suit or legal proceeding or to take any other action likely to involve expense unless the Company shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of the Warrant Certificate or the production thereof at any trial or proceeding relative thereto and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement, provided that failure to notify the Company shall not alter the Company's responsibilities and obligations hereunder, unless such failure has materially adversely prejudiced the Company.

          (h) Except as otherwise required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) Except as set forth in Section 17(h), the Warrant Agent shall act hereunder solely as agent of the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own willful misconduct, negligence or bad faith.

          (j) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Company Officer and to apply to any such Company Officer for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the instruction of any such Company Officer.

     SECTION 18. Change of Warrant Agent. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first class mail. If the Warrant Agent shall be removed, become incapable of acting as Warrant Agent, or resign as Warrant Agent (which it may do at any time upon 30 days' prior written notice to the Company), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by a Holder, any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company, in good standing, incorporated under the laws of the State of New York or of the United States of America, and having an office in New York, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary to implement the appointment of the successor Warrant Agent. The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each Holder at his or her address appearing on the Warrant Register. Failure to give any notice provided for in this Section 18, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

     SECTION 19. Notices to Company and Warrant Agent. Any notice, demand, request, instruction or other communication which any party hereto may be required or may desire to give shall be in writing and shall be deemed to have been properly given (a) if by hand delivery or telecopy, upon delivery to such party at the address or to the telecopier number specified below; (b) if by registered or certified mail, on the third Business Day after the day deposited with the United States Postal Service, postage prepaid, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day after delivery to such express mail service, addressed to such party at the address specified below:

If to the Company, at:            Telemundo Group, Inc.
                                  2290 West 8th Avenue
                                  Hialeah, Florida  33010
                                  Attn:  Chief Financial Officer
                                  Telecopier: (305) 889-7997

If to the Warrant Agent, at:      Shawmut Bank Connecticut, National
                                  Association
                                  777 Main Street, MSN 238
                                  Hartford, Connecticut  06115
                                  Attn:    Corporate Trust Administration
                                  Telecopier: (203) 986-7920

or at such other address or telecopier number as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place or number for the service of notice.

     SECTION 20. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Series A Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     SECTION 21. Supplements and Amendments.

          (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of any Holder.

          (b) Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Company and, upon the approval of the Holders of not less than 51% of the Warrants then outstanding, by the Warrant Agent, provided that the prior written consent of the Warrant Agent shall be necessary for any amendment or waiver which adversely affects the interests of the Warrant Agent. Promptly after the execution of any amendment or waiver pursuant hereto, the Warrant Agent shall notify each Holder in writing of the substance of such amendment or waiver.

     SECTION 22. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders or their transferees any rights of a stockholder, including without limitation, the right to vote, to receive dividends or to consent to, or receive notice as stockholders in respect of, any meeting of stockholders for the election of directors of the Company or for any other matter.

     SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

     SECTION 24. Termination. This Agreement shall terminate and be of no further force and effect at, and no Warrant may be exercised after, 5:00 p.m. New York City time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on such earlier date when all Warrants have been exercised and no Warrants remain outstanding. The provisions of Section 17 shall survive such termination.

     SECTION 25. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     SECTION 26. Benefits of this Agreement; Rights of Action. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

     SECTION 27. Damages. The Company recognizes and agrees that a Holder will not have an adequate remedy if the Company fails to comply with the terms of this Agreement and the Warrant Certificates and that damages will not readily be ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by such Holder requiring specific performance of any and all provisions of the Warrants or this Agreement or enjoining the Company from continuing to commit any such breach of the terms of the Warrants or this Agreement.

     SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 29. Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

     SECTION 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                        [Signatures on following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                                   TELEMUNDO GROUP, INC.


                                              By:_______________________________
                                                 Name: Peter J. Housman II
                                                 Title: President, Business and
                                                        Corporate Affairs

Attest:


_______________________
Horace G. Dawson III
Assistant Secretary




                                              SHAWMUT BANK CONNECTICUT,
                                              NATIONAL ASSOCIATION




                                              By:_______________________________
                                                 Name:
                                                 Title:


Attest:


_______________________
Secretary

                                   EXHIBIT A

                       THE SECURITIES REPRESENTED BY THIS
                      CERTIFICATE ARE SUBJECT TO THE TERMS
                     AND CONDITIONS OF THAT CERTAIN WARRANT
                AGREEMENT DATED AS OF DECEMBER 30, 1994, BY AND
             AMONG SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                       AS WARRANT AGENT, AND THE COMPANY.
                    COPIES OF SUCH AGREEMENT MAY BE OBTAINED
                          UPON WRITTEN REQUEST TO THE
                            SECRETARY OF THE COMPANY


                         [FORM OF WARRANT CERTIFICATE]




                                     [FACE]



           EXERCISABLE ONLY ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME
                               DECEMBER 29, 1999


NO. W-                                                                WARRANTS



                              WARRANT CERTIFICATE
                             TELEMUNDO GROUP, INC.

   This Warrant Certificate certifies that _____________ , is the registered holder (the "Holder") of ________ Telemundo Warrants (the "Warrants") expiring December 29, 1999 to purchase common stock of Telemundo Group, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the Holder to purchase from the Company, on or after the issuance hereof, and on or before 5:00 p.m. New York City time on December 29, 1999 one fully paid and nonassessable share of series A common stock of the Company, par value $.01 per share ("Series A Common Stock"), at the exercise price (the "Exercise Price") at the time in effect under the Warrant Agreement (as defined on the reverse hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of such Exercise Price at the Warrant Agent Office, but only subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that the number or kinds of shares of Series A Common Stock or other securities (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank cashier's check or wire transfer payable to the order of the Company.

No Warrant may be exercised after 5:00 p.m. New York City time on December 29, 1999 (the "Expiration Date").

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


                                        TELEMUNDO GROUP, INC.



                                        By:


Dated:                             , 1994

Attest:


Countersigned:


SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, as Warrant Agent


By:

Authorized  Signature

                          VOID AFTER DECEMBER 29, 1999


                         [FORM OF WARRANT CERTIFICATE]


                                   [REVERSE]


                             TELEMUNDO GROUP, INC.


   The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement, dated as of December 30, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to Shawmut Bank, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Warrant Agreement. A copy of the Warrant Agreement is available for inspection at the Warrant Agent Office located at Shawmut Trust Company, 14 Wall Street, Window No. 2, 8th Floor, New York, New York 10005, during regular business hours.

   Warrants may be exercised to purchase shares of Series A Common Stock from the Company at any time, or from time to time on or after December 30, 1994, and on or before the Expiration Date, at the Exercise Price then in effect. The Holder may exercise the Warrants represented by this Warrant Certificate by surrendering the Warrant Certificate with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, at the principal corporate trust office of the Warrant Agent. In the event that an exercise of Warrants evidenced hereby shall be an exercise of less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or such Holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment will be made for any dividends on any shares of Common Stock issuable upon exercise of this Warrant.

   The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares of Common Stock referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be adjusted.

   The Company may, but shall not be required to, issue fractions of shares of Common Stock or any certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current market price then in effect.

   Subject to the terms and conditions contained in the Warrant Agreement, the Warrants represented by this Warrant Certificate are transferable, in whole or in part, on the register maintained by the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the principal corporate trust office of the Warrant Agent, together with a written assignment of the Warrant on the Form of Assignment or Partial Assignment, as the case may be, set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the Holder or such Holder's duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of the Warrants represented by this Warrant Certificate are being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of this Warrant Certificate not being transferred.

   This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof at the principal corporate trust office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the Holder hereof or his or her duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

   The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution to the Holder hereof, and for all other purposes.

                                   EXHIBIT B


                               [FORM OF EXERCISE]


                   [TO BE EXECUTED UPON EXERCISE OF WARRANT]

   The undersigned (the "Holder") hereby irrevocably elects to exercise the right, represented by Telemundo Group, Inc. Warrant Certificate No. W ____________, to purchase _____________ shares of Telemundo Group, Inc. Series A Common Stock ("Series A Common Stock") and herewith tenders payment for such Series A Common Stock to the order of Telemundo Group, Inc., in the amount of $____________ in accordance with the terms hereof. The undersigned requests that a certificate for such Series A Common Stock be registered in the name of _______________________________ (insert social security or other identifying number) whose address is ________________________________. If said number of shares of Series A Common Stock is less than all of the shares of Series
A Common Stock purchasable under Telemundo Group, Inc. Warrant Certificate No.
W?     , the Holder requests that a new Warrant Certificate representing the remaining balance of the shares of Series A Common Stock be registered in the name of the Holder and that such Warrant Certificate be delivered to ____________________ whose address is
______________________________________________.

Dated:                        , 199__


                                                   Signature:


                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)


         (Insert Social Security or Taxpayer
         Identification Number of Holder)


Signature Guaranteed:

                              [FORM OF ASSIGNMENT]


              (TO BE EXECUTED TO TRANSFER THE WARRANT CERTIFICATE)


FOR VALUE RECEIVED _____________________________________ hereby sells, assigns and transfers unto _____________________________________(print name and address of transferee) the Warrants represented by Telemundo Group, Inc. Warrant Certificate No. W together with all right, title and interest evidenced thereby, and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer the said Warrants on the books of Telemundo Group, Inc., with full power of substitution.

Dated: December ___, 1994


                                                   Signature:


                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)


         (Insert Social Security or Taxpayer
         Identification Number of Holder)


Signature Guaranteed:

                          [FORM OF PARTIAL ASSIGNMENT]
              (TO BE EXECUTED TO TRANSFER THE WARRANT CERTIFICATE)

FOR VALUE RECEIVED _______________________ (the "Holder") hereby sells, assigns and transfers unto _____________________________________ (print name and
address of transferee)        Warrants represented by Telemundo Group, Inc.
Warrant Certificate No. W ________________, together with all right, title and interest evidenced thereby, and does hereby irrevocably constitute and appoint _________________________, attorney, to transfer said Warrants on the books of Telemundo Group, Inc., with full power of substitution. The Holder requests that a new Warrant Certificate representing the remaining balance of Warrants represented by Telemundo Group, Inc. Warrant Certificate No. W ________________ be registered in the name of the Holder and that such Warrant Certificate be delivered to______________________ whose address is
_______________________________________.


Dated: December ___, 1994


                                                   Signature:


                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)


         (Insert Social Security or Taxpayer
         Identification Number of Holder)


Signature Guaranteed: